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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 20, 2001 relating to the financial statements and financial statement schedule, which appears in the Quarterly Report on Form 10-Q of Security Asset Capital Corporation for the Quarter ending 30, 2000.

/s/ Hurley & Company

Hurley & Company

Granada Hills, CA 91344
January 24, 2002